EXHIBIT 10.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT is entered into as of June 17, 1996, by and among the Obligors party to the Credit Agreement referred to below, the Lenders party to the Credit Agreement, and the Administrative Agent and L/C Agent party thereto.

                             PRELIMINARY STATEMENTS:

     A. Dollar Tree Distribution, Inc., Dollar Tree Management, Inc., and Dollar Tree Stores, Inc. and NationsBank, N.A., Signet Bank, Crestar Bank, and the First National Bank of Boston entered into a Credit Agreement dated as of January 11, 1996, which Credit Agreement was amended by a First Amendment to Credit Agreement dated as of January 31, 1996, by and among the parties to the Credit Agreement and Dollar Bills, Inc. (which subsequently merged with and into Dollar Tree Stores, Inc.) (the "Credit Agreement"). The capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     B. The Obligors and the Lenders have, on the terms and conditions stated below, agreed to amend the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment to Section 7.13(d). Effective as of March 31, 1996, Section 7.13(d) of the Credit Agreement is hereby amended to reflect that Parent's consolidated Current Ratio as of December 31, 1995, must be greater than 1.2, not 2.0.

     2. Amendment to Permit Issuance of Additional Standby Letter of Credit. Effective as of May 20, 1996, the Credit Agreement is hereby amended as follows:

         (a) The definition of "Letter of Credit" in Section 1.1 is amended and restated in its entirety to read as follows:

         "Letter of Credit" means a letter of credit, either standby or documentary, issued by the L/C Agent or by NationsBank, N.A., as the case may be, as contemplated by Section 3.2.

         (b) The first sentence of Section 3.2.4 of the Credit Agreement is amended and restated in its entirety to read as follows:

         Each Letter of Credit shall be a documentary Letter of Credit issued for the account of Distribution to support purchases of inventory for resale in Distribution's business, except that (i) a standby letter

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         of credit has been issued by NationsBank, N.A. for the account of
         Stores for workmen's compensation premium liability not to exceed at any time $3,000,000 (which premium liability is currently $983,692) for the benefit of Liberty Mutual Insurance Group, it being understood that Distribution shall remain primarily liable for said standby letter of credit reimbursement obligation hereunder as if the letter of credit had been issued for its own account, and (ii) a standby letter of credit has been issued by NationsBank, N.A. for the account of Distribution not to exceed at any time $1,500,000 for the benefit of Simple Symbol Ltd. For purposes of this Agreement, NationsBank, N.A. shall serve as L/C Agent with respect to these two standby Letters of Credit, even if the L/C Agent changes, and references herein to L/C Agent shall be deemed to include NationsBank, N.A. with respect to said standby Letters of Credit.

     2. Representations and Warranties of the Obligors. The Obligors, jointly and severally, represent and warrant as follows:

         (a) The execution, delivery, and performance by the Obligors of this Agreement and the Credit Agreement, as amended hereby, are within the Obligors' corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) their charters, bylaws, or other organizational documents, and (ii) any law or any contractural restriction binding on or affecting the Obligors, and each of the Obligors is validly existing and good standing under the laws of the jurisdiction in which it was incorporated.

         (b) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory bodies required for the due execution, delivery, and performance by the Obligors of this Agreement and the Credit Agreement, as amended hereby.

         (c) This Agreement, the Credit Agreement as amended hereby, and the Loan Documents constitute legal, valid, and binding obligations of each of the Obligors, enforceable against each of the Obligors in accordance with their respective terms.

         (d) There is no pending or threatened action or proceeding affecting any of the Obligors before any court, governmental agency, or arbitrator which is likely to materially adversely affect the financial condition or operations of any of the Obligors or which purports to affect the legality, validity or enforceability of this Agreement, the Credit Agreement as amended hereby, or any of the Loan Documents.

     4.  Reference to and Effect On the Loan Documents.

         (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to "the Credit Agreement" "thereunder" "thereof" of words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

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         (b) Except as specifically amended above, the Credit Agreement and the
Notes, and all of the Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of any Lender, Agent, or L/C Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     6. Governing Law. This Second Amendment to Credit Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     7. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement, and any of the parties hereby may execute this Agreement by signing any such counterpart.

     WITNESS whereof, the parties hereto have caused this Second Amendment to Credit Agreement to be executed by the respective officers thereunto duly authorized as of the date first above written.

                                DOLLAR TREE STORES, INC.



                                By: /s/ H. Ray Compton
                                Title: Executive Vice President


                                DOLLAR TREE DISTRIBUTION, INC.



                                By: /s/ H. Ray Compton
                                Title: Executive Vice President


                                DOLLAR TREE MANAGEMENT, INC.



                                By: /s/ H. Ray Compton
                                Title: Executive Vice President



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                                NATIONSBANK, N.A.



                                By: /s/ Monique Adams
                                Title:


                                CRESTAR BANK


                                By: /s/ Bruce Nave
                                Title:


                                SIGNET BANK


                                By: /s/ James Whitham
                                Title:


                                THE FIRST NATIONAL BANK OF BOSTON


                                By: /s/ Judith Kelly
                                Title:


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